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                                                Commission File No._____________

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                NATCO GROUP INC.
             (Exact name of registrant as specified in its charter)

                         DELAWARE                              22-2906892
         (State of incorporation or organization)           (I.R.S. Employer
                                                           Identification No.)


            BROOKHOLLOW CENTRAL III
        2950 NORTH LOOP WEST, SUITE 750
                HOUSTON, TEXAS                                    77092

(Address of principal executive offices)                        (Zip Code)


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                      Securities to be registered pursuant
                          to Section 12(b) of the Act:

            Title of each class             Name of each exchange on
            to be so registered             which each class is to be registered
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Class A Common Stock, par value $.01 per share           New York Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

                          Securities to be registered
                     pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is the Class A Common Stock, par value $.01 per share (the "Common Stock"), of NATCO Group Inc., a Delaware corporation (the "Company").

         A description of the Company's Common Stock will be set forth under the caption "Description of Capital Stock" in the prospectus to be filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Company's Registration Statement on Form S-1, as amended (Registration No. 333-48851) (the "Form S-1 Registration Statement"), initially filed with the Securities and Exchange Commission on March 30, 1998. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

         1. Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement)

         2. Amended and Restated Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.3 to the Form S-1 Registration Statement)

         3.     Form of Common Stock Certificate







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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                NATCO GROUP INC.



                                By  /s/ J. MICHAEL MAYER
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                                Name:   J. Michael Mayer
                                Title:  Senior Vice President and
                                        Chief Financial Officer


Date: January 5, 2000




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                                 EXHIBIT INDEX

      EXHIBIT
        NO.                      DESCRIPTION
      --------                   -----------
         1. Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement)

         2. Amended and Restated Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.3 to the Form S-1 Registration Statement)

         3.     Form of Common Stock Certificate